                            SCHEDULE 14C INFORMATION

        Information statement Pursuant to section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No.____)

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  confidential, for use of the commission Only (as permitted by Rule 14c-5
     (d)(2))

[X]  Definitive Information statement

                               ANCHOR SERIES TRUST
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

AIG SunAmerica Retirement Markets, Inc.                    (AIG SUNAMERICA LOGO)
21650 Oxnard Street                                    THE RETIREMENT SPECIALIST
Woodland Hills, CA 91367
(800) 445-7862

February 23, 2007

Dear Contract Owner:

     We are writing to provide contract owners invested in the Asset Allocation Portfolio (the "Portfolio") of Anchor Series Trust (the "Trust") with the enclosed information statement. The information statement provides information regarding a recent change in control of Edge Asset Management, Inc., formerly WM Advisors, Inc. ("EDGE"), a subadviser to the Portfolio. The change of control occurred on December 31, 2006 when Principal Financial Group, Inc. and its subsidiary, Principal Management Corporation, acquired all of the outstanding shares of capital stock of EDGE. The transaction has not had and is not expected to have any material impact on EDGE's management or on EDGE's ability to provide the type, quality or quantity of services that it currently provides to the Portfolio.

     As a matter of regulatory compliance, we are sending you this information statement which describes, among other things, the management structure of the Portfolio, the ownership of EDGE, and the terms of the new subadvisory agreement with EDGE, which has been approved by the Trustees of the Trust.

     If you have any questions regarding this change, please call our customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


/s/ Jane Aldrich
-------------------------------------
Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc.

                                   (AIG LOGO)
                  Member of American International Group, Inc.

                               ANCHOR SERIES TRUST
                           ASSET ALLOCATION PORTFOLIO
                                 P.O. BOX 54299
                       LOS ANGELES, CALIFORNIA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                   REGARDING A NEW SUBADVISORY AGREEMENT WITH
                           EDGE ASSET MANAGEMENT, INC.

                                   ----------

     This information statement is being provided to the shareholders of the Asset Allocation Portfolio (the "Portfolio") of Anchor Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits the Trust's investment adviser, AIG SunAmerica Asset Management Corp. ("AIG SAAMCo" or the "Adviser"), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
    THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED
                               TO TAKE ANY ACTION.

     This information statement will be mailed on or about February 23, 2007 to contract owners who chose the Portfolio as an investment option prior to December 31, 2006.

PURPOSE OF THE INFORMATION STATEMENT

     On December 31, 2006 Principal Financial Group, Inc. and its subsidiary, Principal Management Corporation (collectively, "Principal") acquired all of the outstanding shares of capital stock of Edge Asset Management, Inc. ("EDGE"), formerly known as WM Advisors, Inc., from Washington Mutual, Inc., EDGE's parent company (the "Transaction"). The Transaction has not had and is not expected to have any material impact on EDGE's management of the Portfolio or on EDGE's ability to provide the type, quality or quantity of services that it currently provides to the Portfolio. However, the Transaction has resulted in a change of control of EDGE and an assignment of the subadvisory agreement between AIG SAAMCo and EDGE dated June 17, 2003, as amended (the "Prior Subadvisory Agreement"). As required by Section 15(a) of the Investment Company Act of 1940 (the "1940 Act"), the terms of the Prior Subadvisory Agreement provided for its automatic termination upon such an assignment.

     This information statement is intended to inform you that the Trustees of the Trust approved a new Subadvisory Agreement between AIG SAAMCo and EDGE with respect to the Portfolio, which agreement became effective upon the closing of the Transaction (the "New Subadvisory Agreement"). This information statement also describes generally the terms of the Transaction and the terms of the New Subadvisory Agreement. THE NEW SUBADVISORY AGREEMENT IS IDENTICAL IN ALL MATERIAL RESPECTS TO THE PRIOR SUBADVISORY AGREEMENT. The advisory fees paid by the Trust and the subadvisory fees paid by AIG SAAMCo did not increase as a result of the Transaction. This information statement is being mailed to shareholders beginning on or about February 23, 2007.

THE TRUST

     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with AIG SAAMCo on January 1, 1999, as amended from time to time, with Trustee and shareholder approval. AIG SAAMCo is an indirect, wholly-owned subsidiary of American International Group, Inc., and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. AIG SAAMCo selects the subadvisers for the Portfolio, may manage portions of the Portfolio, provides various administrative services and supervises the Portfolio's daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes AIG SAAMCo to retain subadvisers for the Portfolio or portions thereof for which it does not manage the assets. AIG SAAMCo selects subadvisers it believes will provide the Portfolio with the highest quality investment services, while obtaining, within the Portfolio's investment objective, a distinct investment style. AIG SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration. Pursuant to an exemptive order issued by the SEC, SAAMCo can enter into contracts with unaffiliated subadvisers without a vote of shareholders, subject to Board approval.

     EDGE acts as subadviser pursuant to an agreement with AIG SAAMCo. Its duties include furnishing continuing advice and recommendations to the Portfolio regarding securities to be purchased and sold. EDGE is independent of AIG SAAMCo and discharges its responsibilities subject to the Trust's policies and the oversight and supervision of AIG SAAMCo. AIG SAAMCo pays EDGE for services rendered and the Portfolio does not pay fees directly to EDGE.

THE NEW SUBADVISORY AGREEMENT

     Pursuant to the Prior Subadvisory Agreement with AIG SAAMCo, EDGE served as the subadviser to the Portfolio until the Prior Subadvisory Agreement was terminated upon the change of control of EDGE. At the Board meeting held on November 9, 2006, the Trustees approved the New Subadvisory Agreement between AIG SAAMCo and EDGE, which is identical in all material respects to the Prior Subadvisory Agreement, to become effective upon the closing of the Transaction. Under the Prior Subadvisory Agreement, EDGE received from AIG SAAMCo a fee, accrued daily and payable monthly, based on the net Assets of the Portfolio at the following annual rate: 0.40% on the first $50 million, 0.30% on the next $100 million, 0.25% on the next $100 million and 0.20% over $250 million, or $1,103,029 for the period ended December 31, 2006. THE SUBADVISORY FEE RATE PAYABLE TO EDGE UNDER THE NEW SUBADVISORY AGREEMENT IS IDENTICAL TO THE SUBADVISORY FEE RATE PAYABLE UNDER THE PRIOR SUBADVISORY AGREEMENT. The New Subadvisory Agreement became effective on December 31, 2006. The term "Assets" means the average daily net assets of the Portfolio.

     The New Subadvisory Agreement is identical in all material respects to the Prior Subadvisory Agreement, in that each (i) provides that EDGE shall manage the Portfolio on a discretionary basis, (ii) provides for AIG SAAMCo to compensate EDGE for its services, (iii) authorizes EDGE to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires EDGE to comply with the Portfolio's investment policies and restrictions and with applicable law. The form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

FEE PAID UNDER THE ADVISORY AGREEMENT

     Under the Advisory Agreement, AIG SAAMCo receives from the Portfolio a fee, accrued daily and payable monthly, based on the net Assets of the Portfolio at the following annual rate: 0.75% on the first $50 million; 0.65% on the next $100 million; 0.60% on the next $100 million and 0.55% thereafter, or $2,595,830 for the period ended December 31, 2006.

INFORMATION ABOUT EDGE

     EDGE, located at 1201 Third Avenue, 8th Floor, Seattle, WA 98101, is an indirect wholly owned subsidiary of Principal Financial Group. EDGE has been in the business of investment management since 1944. Principal Financial Group is located at Principal Financial Group, Des Moines, Iowa, 50392-2080.

     EDGE is not affiliated with AIG SAAMCo. No officer of the Trust or Trustee owns securities or has any other material direct or indirect interest in EDGE or any other person affiliated with EDGE. No Trustee has any material interest, direct or indirect, in any material transactions since the beginning of the Trust's most recently completed fiscal year, or in any material proposed transactions, to which EDGE or its affiliates is a party.

     The names and positions of the directors and the principal executive officer of EDGE are as follows:

        NAME                      POSITION WITH EDGE                           PRINCIPAL OCCUPATION
        ----                      ------------------                           --------------------
David M. Blake         Director and Executive Vice President      Executive Director - Global Head of Fixed
                                                                  Income of Principal Global Investors

Timothy M. Dunbar      Director and Executive Vice President      Executive Director Equities of Principal
                                                                  Global Investors

Ralph C. Eucher        Director                                   Senior Vice President - Retirement & Investor
                                                                  Services of Principal  Financial Services

James P. McCaughan     Director                                   President - Global Asset Management, Principal
                                                                  Global Investors

William G. Papesh      Director, President and Chief Operations   President and Chief Operations Officer
                       Officer

Gary J. Pokrzywinski   Director and Chief Investment Officer      Chief Investment Officer

Alex Ghazanfari        Chief Compliance Officer                   Chief Compliance Officer of Principal Global
                                                                  Investors

Jerald L. Bogart       Chief Financial Officer                    Chief Financial Officer of Principal Global
                                                                  Investors

Sharon L. Howells      Investment Administration Officer          Investment Administration Officer

Randall L. Yoakum      Director and Head of Asset Allocation      Head of Asset Allocation

The address for each of the named directors and officers is 1201 Third Avenue, 8th Floor, Seattle, WA 98101.

     EDGE does not manage any other mutual funds with a similar principal investment objective and strategy similar to that of the Portfolio.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     At a meeting held on November 9, 2006, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trusts within the meaning of the 1940 Act (the "Disinterested Trustees"), approved the New Subadvisory Agreement. In accordance with Section 15(c) of the 1940 Act, the Trustees requested and the Adviser provided materials relating to the Trustees' consideration of whether to approve the New Subadvisory Agreement. In determining whether to approve the New Subadvisory Agreement, the Trustees, including the Disinterested Trustees, considered the following:

     Nature, Extent and Quality of Services. The Trustees reviewed the nature, extent and quality of services provided by EDGE, including investment advisory services and the resulting performance of the Portfolio, as well as the nature, extent and quality of services expected to be provided by EDGE. The Trustees noted that EDGE is, and EDGE would be, responsible for providing investment management services, including investment research, advice and supervision, and determining which securities will be purchased or sold by the Portfolio. The Trustees reviewed details of the Transaction in order to evaluate EDGE's history, structure, size and investment experience, visibility and resources, which are needed to attract and retain highly qualified investment professionals. In evaluating the nature, quality and extent of the services to be provided by EDGE under the New Subadvisory Agreement, the Trustees considered, among other things: the expected impact of the Transaction on the operations, facilities, organization and personnel of EDGE and how it would affect the Portfolio; the ability of EDGE to perform its duties after the Transaction; and any anticipated changes to the current investment practices and related services provided to the Portfolio. The Trustees' noted that it was anticipated that the Transaction would not result in a change in the portfolio managers to the Portfolio. The Trustees' also considered that EDGE believes that the Transaction is expected to provide the potential for enhanced resources including additional sources for research, greater information technology enhancements and increased operational support. The Trustees also considered EDGE's code of ethics, as well as its compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. In addition, the Trustees' considered whether the Transaction would likely benefit EDGE's compliance staff by increasing resources available to it in performing its duties. The Board concluded that the nature and extent of services provided under the New Subadvisory Agreement were reasonable and appropriate in relation to the subadvisory fee and that the quality of services after the Transaction should continue to be high.

     Consideration of the Subadvisory Fee and the Cost of the Services and Profits Realized by EDGE from its relationship with the Portfolio. The Trustees received and reviewed information regarding the fees to be paid by AIG SAAMCo pursuant to the New Subadvisory Agreement. To assist in analyzing the reasonableness of the fees, the Board received a report prepared independently by Lipper, Inc. ("Lipper"). The reports showed comparative fee information of the Portfolio's Peer Group, and rankings within the relevant Lipper category that the Trustees used as a guide to help assess the reasonableness of the Subadvisory Fee. The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group since the exact nature of services provided under the subadvisory agreements is often apparent. The Trustees noted that Peer Group information as a whole was useful in assessing whether EDGE was providing services at a cost that was competitive with other similar funds. The Trustees considered that the subadvisory fees under the New Subadvisory Agreement were the same as the fees under the Prior Subadvisory Agreement. The Trustees also considered that the subadvisory fees are paid by AIG SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Accordingly, the Trustees considered the amount of the advisory fee paid out by AIG SAAMCo for subadvisory services, and the amount which it retained.

     Additionally, the Trustees considered whether EGDE, upon the consummation of the transaction, would have the financial resources necessary to attract and retain highly qualified investment management personnel, perform its obligations under the New Subadvisory Agreement and to continue to provide the high quality of services that EDGE had provided under the Prior Subadvisory Agreement. The Board did not review information regarding EDGE's profitability relating to the New Subadvisory Agreement with respect to the Portfolio since the New Subadvisory Agreement was not yet in effect, although the Board observed that the Subadvisory Fees under the New Subadvisory Agreement were the same as the fees under the Prior Subadvisory Agreement. The Board concluded that the lever of the subadvisory fee was reasonable in light of these factors.

     Investment Performance. The Board also reviewed and considered the investment performance of EDGE. The Board noted that it had reviewed EDGE's performance at the Board meeting held on August 29, 2006, in connection with its approval to renew the Prior Subadvisory Agreement. The Board considered that the Portfolio ranked in the second quintile of its Peer Universe and the fourth quintile of its Peer Group for the one- and three-year periods and in the third quintile of its Peer Universe and fifth quintile of its Peer Group for the two- and five-year periods. The Board further considered that the Portfolio ranked in the third quartile of Morningstar's Moderate Allocation category for the fiscal quarter ended June 30, 2006. Additionally, the Board received a memorandum from EDGE which stated that it was anticipated that the majority of EDGE's investment professionals, including the portfolio managers and investment analysts responsible for the Portfolio will remain with the company following the consummation of the Transaction and as such the management of the Portfolio under the New Subadvisory Agreement will generally be unchanged. Based on this information, the Board considered that the quality of investment advisory services which EDGE was providing to the Portfolio would likely be the same or better as the result of the Transaction as the portfolio management team will have increased access to research and information technology enhancements that may be beneficial to providing asset management services. The Board noted that it would continue to monitor EDGE's performance closely.

     Economies of Scale. The Board considered whether the shareholders would benefit from economies of scale and whether there is a potential for future realization of economies with respect to the Portfolio. The Trustees concluded that any potential economies of scale would be shared between shareholders and AIG SAAMCo in an appropriate manner.

     Conclusions. Based upon the evaluation of all these factors in their totality, the Trustees, including the Disinterested Trustees, were satisfied that the terms of the New Subadvisory Agreement were fair and reasonable, and in the best interests of the Portfolio and the Portfolio's shareholders. In reaching their decision to approve the New Subadvisory Agreement, the Trustees did not identify any single factor or group of factors as being all important or controlling, but based their approval on their consideration of all of the factors together. The Trustees were also assisted by the advice of independent counsel in making this determination.

OWNERSHIP OF SHARES

     As of December 31, 2006, the following number of shares of the Portfolio were outstanding: 21,796,391 Class 1 shares, 2,021,346 Class 2 shares and 1,998,862 Class 3 shares. Shares of the Portfolios were owned by AIG SunAmerica Life Assurance Company ("ASLAC"), First SunAmerica Life Insurance Company ("FSLIC") and/or AIG Life Insurance Company. The name and percentage of ownership of shareholders that owned of record 5% or more of each class of shares of the Portfolio as of the Record Date are as follows:

                   SHARES     PERCENTAGE
                    OWNED        OWNED
                 ----------   ----------
CLASS 1 SHARES
   ASLAC         21,146,346      97.0%

CLASS 2 SHARES
   ASLAC          2,021,346       100%

CLASS 3 SHARES
   ASLAC          1,848,287      92.5%
   FSLIC            150,575       7.5%

     To AIG SAAMCo's knowledge, no person owns a contract or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2006.

BROKERAGE COMMISSIONS

     For the portfolio year ended, December 31, 2006, the portfolio paid $247,717 in brokerage commissions, none of which was paid to affiliated brokers/dealers.

SHAREHOLDER REPORTS

     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. All written proposals should be sent to Nori L. Gabert, Esq., Assistant Secretary of Anchor Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        /s/ Nori L. Gabert
                                        ----------------------------------------
                                        Nori L. Gabert, Esq.
                                        Assistant Secretary
                                        Anchor Series Trust

February 23, 2007

                                                                       EXHIBIT A

                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of December 31, 2006, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and WM ADVISORS, INC., a Washington corporation, (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and Anchor Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, $0.01 par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the oversight and review of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information; and (b) applicable laws and regulations.

     The Subadviser represents and warrants to the Adviser that each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments, provided that the Subadviser shall not be responsible for any violation of law resulting from transactions involving an affiliate of the Adviser unless Adviser has notified Subadviser of its affiliation with such entity; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code ("Subchapter M") for each Portfolio to be treated as a "regulated investment company" under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) any applicable state insurance laws of which it is notified by the Adviser; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information which shall be provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust and communicated in writing to the Subadviser. The Subadviser shall provide information to the Adviser, as necessary and appropriate to permit Adviser to comply with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

     The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

     The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

2. PORTFOLIO TRANSACTIONS. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the"1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio; provided, however, that for each Portfolio the average annual percentage of portfolio transactions which are engaged in with the Subadviser's affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, may not exceed 25 % of the Portfolio's total transactions in securities and other investments during the Trust's fiscal year. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

     (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants'. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:

     (1) All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

     (2) Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

     (3) If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

     (4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

     5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

     The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     8. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name, trademark or service mark of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser's rendering of services under this Agreement.

          (b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

     10. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

     11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

     With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     15. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

     16. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

     17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     Subadviser:     WM Advisors, Inc.
                     1201 Third Avenue, 22nd Floor
                     Seattle, Washington 98011
                     Attention: Sharon L. Howells

     Adviser:        AIG SunAmerica Asset Management Corp.
                     Harborside Financial Center, 3200 Plaza 5
                     Jersey City, New Jersey
                     Attention: Gregory N. Bressler, General Counsel

     with a copy to: SunAmerica Inc.
                     1 SunAmerica Center
                     Century City
                     Los Angeles, CA 90067-6022
                     Attention: Mallary L. Reznik, Deputy General Counsel

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        AIG SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ PETER A. HARBECK
                                            ------------------------------------
                                        Name: Peter A. Harbeck
                                        Title: President and CEO


                                        WM ADVISORS, INC.


                                        By: /s/ WILLIAM G. PAPESH
                                            ------------------------------------
                                        Name: William G. Papesh
                                        Title: President

                                   SCHEDULE A

                                              FEE RATE
PORTFOLIO                    (AS A % OF AVERAGE DAILY NET ASSET VALUE)
---------                    -----------------------------------------
Asset Allocation Portfolio   .40% on the first $50 million
                             .30% on the next $100 million
                             .25% on the next $100 million
                             .20% thereafter